Actinium Pharmaceuticals, Inc.

Key Opinion Leader Event

Emerging Therapies For Acute Myeloid Leukemia

Featuring

Dr. Joseph Jurcic

COLUMBIA UNIVERSITY MEDICAL CENTER

Disclaimer and Safe Harbor Statement

Disclaimer

The contents of this presentation and the information which you are given at the time of these slides and the presentation have not been approved by an authorized person within the meaning of the Financial Services and Markets Act 2000 (the "Act"). Reliance on this presentation and its slides for the purpose of engaging in investment activity may expose an individual to a significant risk of losing all of the property or other assets invested. This presentation does not constitute or form part of any offer for sale or subscription or solicitation of any offer to buy or subscribe for any securities in Actinium Pharmaceuticals, Inc. ("ATNM" or the "Company") nor shall it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever. No reliance may be placed for any purpose whatsoever on the information contained in these slides or presentation and/or opinions therein. These slides and the presentation are exempt from the general restriction (in section 21 of the Act) on the communication of invitations or inducements to engage in investment activity on the grounds that it is made to: (a) persons who have professional experience in matters relating to investments who fall within Article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"); or (b) high net worth entities and other persons to whom it may otherwise lawfully be communicated, falling within Article 49(1) of the Order (all such persons together being referred to as "relevant persons"). Any person who is not a relevant person should not rely on this presentation or any of its contents and all persons (whether relevant persons or otherwise) are recommended to seek their own independent financial advice from a person authorized for the purposes of the Act before engaging in any investment activity involving the Company's securities.

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the private securities litigation reform act of 1995. Such forward-looking information and statements are based on the current estimates and projections of the Company or assumptions based on information currently available to the Company. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of revenues, future national or regional economic and competitive conditions, difficulties in developing the Company's technology platforms, retaining and expanding the Company's customer base, fluctuations in consumer spending on the Company's products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation. Any forward-looking statements or information in this presentation speak only as at the date of this presentation.

Company Description

A public biotechnology company using world class science to develop and commercialize antibody directed radioisotopes to target unmet medical needs in cancer.

Antibody Approaches Targeting Cancer Cells

Cancer Treatment Options

Opportunity		Radiation		Monoclonal Antibodies (mAbs)
Treatment %	50%	◆ External radiation majority treatment ◆ Internal radiation has mostly no IP	<10%	◆ Always a pharmaceutical ◆ Strong IP protection
Pharmaceutical Revenue %	<3%	◆ Commoditized	~30%	◆ Mostly proprietary

Payload Approaches

	Company
α	α - emitters
	Actinium Pharmaceuticals
	Algeta - Acquired by Bayer
β	β - emitters
	GSK
	Spectrum Pharmaceuticals
	Immunomedics
	Novelos Therapeutics
	Peregrine Pharmaceuticals
	Toxins
	Pfizer
	Seattle Genetics
	Immunogen
	Peregrine Pharmaceuticals
	Progenics


α
β
TOXIN
Range: .06 mm
Energy: 4-8 MeV
Range: 1-10 mm
Energy: 0.2-2.0 MeV
DNA
Cancer cell

Actinium Pharmaceuticals

ATNM's Product Pipeline

Drug	Indication	Development Status: R & D	Preclin.	Phase 1	Phase 2	Phase 3
Iomab-B	HSCT[1] (Bone Marrow)					
Bismab-A[2]	AML					
Actimab-A (s.d.)	AML					
Actimab-A (f.d.)	AML					
Third Program	Not Disclosed					
Actimab-C	Colon Cancer					
Actimab-P	Prostate Cancer					
Actimab-Br	Breast Cancer					



s.d. – single dose
f.d. – fractionated dose (2)
Hum 195 – Alpha Program

1 HSCT stands for Hematopoietic Stem Cell Transplantation, a procedure in which cells capable of reconstituting normal bone marrow function are transplanted to a patient.
2 ATNM has decided to discontinue development of Bismab-A at this time due to supply, logistics and cost reasons. Actimab-A is the second generation drug of Bismab-A.

Market Positioning for Iomab-B, Actimab-A

ATNM products target both treatment stages for AML patients over 55 years of age


Diagnosis
Treatment
Response
Treatments
Death
High dose chemotherapy
Complete Response
Reduced Intensity BM Conditioning
AML Age >55
Relapsed & Refractory AML
Iomab-B
BMT
Actimab-A
Complete Response
Reduced Intensity BM Conditioning
Death
Current Treatments
ATNM Pipeline Drugs
Positive Response
Negative Response

Actinium Pharmaceuticals

Iomab-B A New Treatment Paradigm

- ✓ Provides treatment alternative to patients with no options
- ✓ Significantly expands patient population eligible for BMT
- ✓ Provides potentially a faster way of performing BMT with fewer side effects
- ✓ Minimizes transplant related mortality
- ✓ Significantly increases curative outcomes

Hum 195 – Alpha Program

Bismab-A → Actimab-A

Second generation Actimab-A 500x more potent than Bismab-A

	1st Generation Bismab-A Profile	APIT Platform	2nd Generation Actimab-A Advantages
Target:	♦ AML		♦ AML
Effectiveness:	♦ Proof of concept in humans		+ 500x more potent than Bismab-A
Clinical Stage:	♦ Promising results in Phase II		♦ Currently in a Phase I/II Trial
Supply Chain:	♦ Complex, high COGS		+ Simple, 10x lower COGS
Ease of Use:	♦ Complex on site preparation		+ Central manufacturing
	♦ Does not require additional diagnostics		♦ Does not require additional diagnostics

Actinium Pharmaceuticals

Hum 195 – Alpha Program

Bismab-A monotherapy

- Patients: Rel/ref AML only
- Proof of principle that mAb labeled with a emitter can be delivered safely
- MTD not reached
- BM blast reduction >50%: 33% of patients

Bismab A + IDAC cytoreduction

- Patients: Rel/ref, ≥60 hi risk newly diagnosed
- MTD: 1mCi/kg
- Early mortality: 10%
- BM blast reduction >50%: 62% of patients
- CR: 33% in high risk
- Median OS 7.7m (13.7m for responders) (vs 1.8 m in ≥60 hi risk newly diagnosed)

Actimab-A monotherapy

- Patient: Rel/ref AML only
- MTD: 3 mCi/kg
- BM blast reduction >50%: 53% of patients
- CRi: 20% in rel/ref
- Long term survivors up to 2 years

Actimab-A + LDAC cytoreduction

- Patients: >=60 with hi risk newly diagnosed AML
- Clinical & Program Development
  - ASH Abstract Nov 6th
  - Program Update Around ASH-December

Actinium Pharmaceuticals

Near-term Value Drivers

Potential milestones in next 12-24 months

- **Iomab-B**
  - ✓ Complete Phase III Protocol
  - ✓ Start cGMP mAb mfg
  - ✓ Start drug mfg cGMP process
  - – Complete cGMP mAb mfg
  - – Complete Drug mfg cGMP
  - – Submit Phase III IND
  - – Start Phase III
  - – Enrollment updates
  - – Clinical progress updates
  - – Complete Phase III enrollment
  - – Updates in other indications

- **Actimab-A**
  - – Establish proof of concept
  - – Complete mfg. improvements
  - – Establish clear pathway to approval
  - – Expand indications

Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc.

Key Opinion Leader Event

Emerging Therapies For Acute Myeloid Leukemia

Featuring

Dr. Joseph Jurcic

COLUMBIA UNIVERSITY MEDICAL CENTER